Exhibit 99.1

Viad Corp Delivers Solid 2018 Second Quarter Results

Income per Share Exceeds Prior Guidance

Strong Execution at both GES and Pursuit

PHOENIX, July 26, 2018 -- Viad Corp (NYSE: VVI) today announced second quarter 2018 results that were stronger than prior guidance. Continued underlying growth at GES and Pursuit largely offset negative show rotation from non-annual events that occurred during the 2017 second quarter.

Steve Moster, president and chief executive officer, commented, “We delivered solid second quarter results with continued same-show growth at GES and same-store growth at Pursuit. Our team executed well during the quarter and remains focused on our strategy to bolster GES’ competitive position and to scale our high margin Pursuit business. I remain confident in our ability to continue driving shareholder value through disciplined capital allocation and execution against our strategic goals.”

	Q2 2018	Q2 2017	y-o-y Change
$ in millions, except per share data
Revenue	$363.7	$364.8	-0.3%
Organic Revenue*	358.2	364.8	-1.8%

Net Income Attributable to Viad	$23.5	$27.9	-15.9%
Income Before Other Items*	24.5	24.9	-1.6%
Income Before Other Items per Share*	1.20	1.22	-1.6%

Adjusted Segment Operating Income*	$39.1	$40.7	-3.8%
Adjusted Segment EBITDA*	54.2	55.1	-1.8%

•	Revenue of $363.7 million decreased 0.3% ($1.1 million) year-over-year, or 1.8% ($6.6 million) on an organic basis (which excludes the impact of exchange rate variances).
o	The organic revenue decline primarily reflects negative show rotation of $15 million, partially offset by continued underlying growth at both GES and Pursuit.
•	Adjusted segment operating income, adjusted segment EBITDA and income before other items declined compared to the prior year quarter primarily due to the decrease in revenue.
•

The decline in net income attributable to Viad primarily reflects impairment recoveries of $1.6 million after-tax and favorable tax matters of $1.2 million, which were recorded in the 2017 second quarter.

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* Refer to Table Two of this press release for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.

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GES Results

Moster said, “GES’ second quarter revenue came in at the high end of our prior guidance range, as continued base same-show growth, new client wins, and favorable exchange rate variances helped to offset negative show rotation. Operating income exceeded our prior expectations primarily due to strong execution and cost management by the GES team.”

	Q2 2018	Q2 2017	y-o-y Change
$ in millions
Revenue	$315.3	$320.1	-1.5%
U.S. Organic Revenue*	241.2	242.0	-0.3%
International Organic Revenue*	76.0	85.3	-10.9%

Adjusted Segment Operating Income*	$29.1	$30.6	-5.1%
Adjusted Segment Operating Margin*	9.2%	9.6%	-40 bps

Adjusted Segment EBITDA*	$38.7	$40.1	-3.3%
Adjusted Segment EBITDA Margin*	12.3%	12.5%	-20 bps

Key Performance Indicators:
U.S. Base Same-Show Revenue Growth(1)			1.2%
U.S. Show Rotation Revenue Change (approx.)(2)			$(5)
International Show Rotation Revenue Change (approx.)(2)			$(10)

(1)

Base same-shows are defined as shows produced by GES out of the same city during the same quarter in both the current year and prior year.  Base same-shows represented 30.2% of GES’ U.S. organic revenue during the 2018 second quarter.

(2)	Show rotation refers to shows that take place once every two, three or four years, as well as annual shows that change quarters from one year to the next.

•	GES revenue of $315.3 million decreased 1.5% ($4.8 million) year-over-year. On an organic basis, which excludes the impact of exchange rate variances, revenue decreased 2.9% ($9.3 million).
o	U.S. organic revenue decreased 0.3% ($0.8 million) primarily due to negative show rotation of $5 million, partially offset by U.S. base same-show growth of 1.2% and new business wins.
o	International organic revenue decreased 10.9% ($9.3 million) primarily due to negative show rotation of approximately $10 million, partially offset by new business wins.
•	GES adjusted segment operating income of $29.1 million* decreased $1.6 million year-over-year, and $1.9 million on an organic basis.
o	U.S. organic adjusted segment operating income decreased by $0.4 million to $20.9 million* primarily due to lower revenue.
o	International organic adjusted segment operating income decreased by $1.6 million to $7.8 million* primarily due to lower revenue.

Pursuit Results

Moster said, “Pursuit delivered healthy second quarter revenue growth of 8.3%, which was slightly lower than our prior guidance due to less favorable exchange rates as well as poor weather conditions that affected passenger counts at some of our attractions. Through the team’s strong focus on cost management, Pursuit’s operating income remained in line with our prior guidance for the quarter.”

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* Refer to Table Two of this press release for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.

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	Q2 2018	Q2 2017	y-o-y Change
$ in millions
Revenue	$48.4	$44.7	8.3%
Organic Revenue*	47.4	44.7	6.0%

Adjusted Segment Operating Income*	$10.0	$10.0	—
Adjusted Segment Operating Margin*	20.7%	22.4%	-170 bps

Adjusted Segment EBITDA*	$15.4	$15.1	2.4%
Adjusted Segment EBITDA Margin*	31.9%	33.7%	-180 bps

Key Performance Indicators:
Same-Store RevPAR(1)	$123	$116	6.0%
Same-Store Room Nights Available(1)	66,181	66,259	-0.1%
Same-Store Passengers(2)	671,920	674,342	-0.4%
Same-Store Revenue per Passenger(2)	$43	$40	7.5%

(1)

Same-store RevPAR is calculated as total rooms revenue divided by the total number of room nights available for all comparable Pursuit properties during the periods presented, expressed on a constant currency basis.  Comparable properties are defined as those owned by Viad and operating for the entirety of both periods.

(2)

Same-store revenue per passenger is calculated as total attractions revenue divided by the total number of passengers for all comparable Pursuit attractions, expressed on a constant currency basis.  Comparable attractions are defined as those owned by Viad for the entirety of both periods.

•

Pursuit revenue of $48.4 million increased 8.3% ($3.7 million) year-over-year. On an organic basis, which excludes the impact of exchange rate variances and acquisitions, revenue increased 6.0% ($2.7 million) primarily driven by our revenue management efforts across our attractions and hospitality assets.

•

Pursuit adjusted segment operating income of $10.0 million* was unchanged year-over-year. Organic adjusted segment operating income of $9.8 million decreased $0.2 million primarily due to additional costs to support continued growth of the business.

Cash Flow / Capital Structure

•	Our cash flow from operations was $34.9 million for the 2018 second quarter.
•	Our capital expenditures for the quarter totaled $21.5 million, comprised of $17.4 million for Pursuit, and $4.1 million for GES.
•	Our return of capital totaled $11.1 million for the quarter, including:
o	Our repurchase of 175,091 shares of our common stock for $9.1 million. As of June 30, 2018, we had 265,449 shares remaining under our current repurchase authorization.
o	Our regular quarterly dividend of $0.10 per share, totaling $2.0 million.
•	Our debt payments (net) totaled $7.8 million for the quarter.
•	Our cash and cash equivalents totaled $49.4 million, our debt totaled $240.2 million and our debt-to-capital ratio was 35.5% at June 30, 2018.

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* Refer to Table Two of this press release for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.

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Business Outlook

Our guidance is subject to change as a variety of factors, identified in the safe harbor language at the end of this press release, can affect actual results.

We have provided the following forward-looking non-GAAP financial measures:  Adjusted Segment EBITDA, Adjusted Segment Operating Income and Income Before Other Items. We do not provide quantitative reconciliations of these forward-looking non-GAAP financial measures to their most directly comparable GAAP financial measures because, due to variability and difficulty in developing accurate projections and/or certain information not being ascertainable or accessible, not all of the information necessary to do so is available to us without unreasonable effort. Consequently, any attempt to disclose such reconciliations would imply a degree of precision that could be confusing or misleading to investors. It is probable that our forward-looking non-GAAP financial measures may be materially different from the corresponding GAAP financial measures.

2018 Full Year Guidance

Our full year outlook remains largely unchanged with the exception of revised expectations for exchange rates and tax rates.

Moster said, “Overall, our businesses are performing well and I remain encouraged by the opportunities that lie ahead of us. We expect GES to benefit from positive show rotation and continued same-show growth during the second half of 2018.  Pursuit is just entering its peak season and we’re expecting another year of strong visitation and organic growth.  Additionally, we successfully re-opened our Mount Royal Hotel and are seeing great demand and guest feedback on the upgrades we made to that property.   However, with the devaluing of the Canadian Dollar versus the U.S. Dollar over recent months, we believe it is prudent to lower our guidance for Pursuit to reflect unfavorable currency translation. Additionally, we have updated our tax rate guidance to reflect a more favorable view regarding the impact of Tax Reform.”

•

We expect consolidated revenue to increase at a low single-digit rate from 2017 full year revenue, driven primarily by continued growth in the underlying business, partially offset by negative show rotation of about $40 million at GES.

•

We expect consolidated adjusted segment EBITDA to be in the range of $154.5 million to $158.5 million, as compared to $154.2 million* in 2017.  This guidance range reflects a reduction from our prior guidance of $156.5 million to $160.5 million due to revised exchange rate assumptions and the expected impact on the translation of Pursuit’s Canadian results.

•

Our guidance assumes that exchange rates during the rest of 2018 will approximate $0.76 U.S. Dollars per Canadian Dollar (versus prior guidance of $0.79) and $1.33 U.S. Dollars per British Pound (versus prior guidance of $1.41).  As compared to 2017, we expect exchange rate variances to impact 2018 full year results as follows:

	Viad Total	GES	Pursuit
	$ in millions, except per share data
Revenue	$7.5	$10.0	$(2.5)
Adjusted Segment Operating Income	$(1.5)	$0.5	(2.0)
Income per Share Before Other Items	$(0.05)

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* Refer to Table Two of this press release for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.

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•	The outlook for our business units is as follows:

	GES	Pursuit
$ in millions
Revenue	Comparable to $1,133 in 2017	Up high-single digits (from $174 in 2017)
Adjusted Segment EBITDA	$85 to $88 (vs. $88.2* in 2017)	$69 to $71 (vs. $66.0* in 2017)
Depreciation & Amortization	$40 to $41	$19 to $20
Adjusted Operating Income	$44.5 to $47.5 (vs. $50.9* in 2017)	$49.5 to $51.5 (vs. $48.4* in 2017)
Capital Expenditures	$33 to $35	$59 to $63 (inclusive of $19 for the Mount Royal Hotel and $10 for FlyOver Iceland)

o

We expect GES show rotation to have a net negative impact on full year revenue of about $40 million versus 2017.  Show rotation refers to shows that occur less frequently than annually, as well as annual shows that shift quarters from one year to the next.

	Q1 Act.	Q2 Act.	Q3 Est.	Q4 Est.	FY Est.
Show Rotation Revenue ($ in millions)	$(56)	$(15)	$25	$5	$(40)

o	We expect GES U.S. base same-show revenue to increase at a low single digit rate.
o	During the 2017 third quarter, GES adjusted segment EBITDA and adjusted segment operating income included income of $2.8 million related to a contract settlement, which will not recur in 2018.
o

We expect Pursuit revenue to be favorably impacted by approximately $5 million from the re-opening of the Mount Royal Hotel in July 2018, as well as continued focus on revenue management and refresh efforts across our attraction and hospitality portfolio.

o

We expect start-up costs related to the development of Pursuit’s FlyOver Iceland attraction, which is expected to open in 2019, to approximate $1 million during 2018 ($0.4 million of which was incurred during the first half of 2018).  These costs are not included in the adjusted segment EBITDA or adjusted segment operating income guidance ranges above.

o

Our capital expenditure guidance for Pursuit includes approximately $19 million to complete the restoration and renovation of the Mount Royal Hotel and approximately $10 million to begin development of the FlyOver Iceland attraction. The Mount Royal Hotel expenditures are being funded primarily by the property insurance proceeds received during 2017.  The FlyOver Iceland expenditures are being funded primarily out of our 2017 capital contribution relating to the FlyOver Iceland attraction.

•	We expect corporate activities expense to approximate $10 million to $11 million.
•

We expect our effective tax rate on income before other items to approximate 28% to 29%, which is based on our current best estimates regarding the impact of Tax Reform. This reduction from our prior guidance of 30% is based on additional research and interpretation of the Tax Cuts and Jobs Act. More specifically, we have determined that the additional GILTI tax will be fully offset by foreign tax credits generated. The higher rate relative to the 21% U.S. federal corporate tax rate is due to our foreign

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* Refer to Table Two of this press release for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.

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earnings in higher rate jurisdictions, the increase in non-deductible expenses, and an increase in our effective state tax rate.

2018 Third Quarter Guidance

			2018 Guidance
	2017		Low End	High End		FX Impact(1)
	$ in millions, except per share data
Revenue:
GES	$232.1		$262	to	$272	$—
Pursuit	107.0		112	to	117	(3.0)
Adjusted Operating Income (Loss):
GES	$(5.5)	*	$—	to	$3.0	$—
Pursuit	53.9	*	57.0	to	59.5	(2.0)

Income per Share Before Other Items	$1.33	*	$1.77	to	$1.92	$(0.07)

(1)	FX Impact represents the expected effect of year-over-year changes in exchange rates that is incorporated in the low end and high end guidance ranges presented.
•	We expect GES third quarter results to increase primarily due to positive show rotation revenue of approximately $25 million, continued same-show growth and new business wins.
•	We expect Pursuit third quarter results to increase primarily due to continued focus on revenue management and refresh efforts across our attraction and hospitality portfolio.

Conference Call and Web Cast

We will hold a conference call with investors and analysts for a review of second quarter 2018 results on Thursday, July 26, 2018 at 5:00 p.m. (ET). To join the live conference, call (877) 917-8933, passcode “Viad”, or access the webcast through Viad’s Web site at www.viad.com. A replay will be available for a limited time at (800) 685-6061 (no passcode required) or visit the Viad Web site and link to a replay of the webcast.

About Viad

Viad (NYSE: VVI) generates revenue and shareholder value through two business units: GES and Pursuit. GES is a global, full-service live events company offering a comprehensive range of services to the world’s leading brands and event organizers. Pursuit is a collection of inspiring and unforgettable travel experiences in Alaska, Glacier National Park, Banff, Jasper and Vancouver that includes attractions, lodges and hotels, and sightseeing tours that connect guests with iconic places. Viad is an S&P SmallCap 600 company. For more information, visit www.viad.com.

Contacts

Sajid Daudi or Carrie Long

Investor Relations

(602) 207-2681

ir@viad.com

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* Refer to Table Two of this press release for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.

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Forward-Looking Statements

This press release contains a number of forward-looking statements. Words, and variations of words, such as “will,” “may,” “expect,” “would,” “could,” “might,” “intend,” “plan,” “believe,” “estimate,” “anticipate,” “deliver,” “seek,” “aim,” “potential,” “target,” “outlook,” and similar expressions are intended to identify our forward-looking statements. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements.  These forward-looking statements are not historical facts and are subject to a host of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those in the forward-looking statements.

Important factors that could cause actual results to differ materially from those described in our forward-looking statements include, but are not limited to, the following:

•	our ability to successfully integrate and achieve established financial and strategic goals from acquisitions;
•	our dependence on large exhibition event clients;
•	the importance of key members of our account teams to our business relationships;
•	the competitive nature of the industries in which we operate;
•	travel industry disruptions;
•	transportation disruptions and increases in transportation costs;
•	seasonality of our businesses;
•	terrorist attacks, natural disasters and other catastrophic events;
•	fluctuations in general economic conditions;
•	the impact of recent U.S. tax legislation;
•	our exposure to currency exchange rate fluctuations;
•	our multi-employer pension plan funding obligations;
•	our exposure to labor cost increases and work stoppages related to unionized employees;
•	our exposure to cybersecurity attacks and threats;
•	compliance with laws governing the collection, storage, handling and transfer of personal data and our exposure to legal claims and fines for data breaches or improper handling of such data;
•	unanticipated delays and cost overruns of our capital projects, and our ability to achieve established financial and strategic goals of such projects;
•	adverse effects of show rotation on our periodic results and operating margins;
•	the effects of the United Kingdom’s exit from the European Union; and
•	liabilities relating to prior and discontinued operations.

For a more complete discussion of the risks and uncertainties that may affect our business or financial results, please see Item 1A, “Risk Factors,” of our most recent annual report on Form 10-K filed with the SEC. We disclaim and do not undertake any obligation to update or revise any forward-looking statement in this press release except as required by applicable law or regulation.

# # #

VIAD CORP AND SUBSIDIARIES

TABLE ONE – QUARTERLY RESULTS

(UNAUDITED)

	Three months ended June 30,				Six months ended June 30,
($ in thousands, except per share data)	2018	2017	$ Change	% Change	2018	2017	$ Change	% Change
Revenue:
GES:
U.S.	$241,239	$242,031	$(792)	-0.3%	$445,107	$499,242	$(54,135)	-10.8%
International	80,429	85,283	(4,854)	-5.7%	147,615	149,182	(1,567)	-1.1%
Intersegment eliminations	(6,346)	(7,205)	859	11.9%	(9,694)	(10,444)	750	7.2%
Total GES	315,322	320,109	(4,787)	-1.5%	583,028	637,980	(54,952)	-8.6%
Pursuit	48,355	44,665	3,690	8.3%	58,077	52,601	5,476	10.4%
Total revenue	$363,677	$364,774	$(1,097)	-0.3%	$641,105	$690,581	$(49,476)	-7.2%

Segment operating income (loss):
GES:
U.S.	$20,838	$21,320	$(482)	-2.3%	$19,282	$42,666	$(23,384)	-54.8%
International	8,167	9,349	(1,182)	-12.6%	10,303	11,382	(1,079)	-9.5%
Total GES	29,005	30,669	(1,664)	-5.4%	29,585	54,048	(24,463)	-45.3%
Pursuit	9,757	9,938	(181)	-1.8%	(1,638)	(337)	(1,301)	**
Segment operating income	38,762	40,607	(1,845)	-4.5%	27,947	53,711	(25,764)	-48.0%
Corporate eliminations	17	16	1	6.3%	33	32	1	3.1%
Corporate activities (Note A)	(2,535)	(2,920)	385	13.2%	(4,752)	(5,461)	709	13.0%
Restructuring charges (Note B)	(662)	(168)	(494)	**	(824)	(562)	(262)	-46.6%
Impairment recoveries (Note C)	35	2,247	(2,212)	-98.4%	35	4,631	(4,596)	-99.2%
Other expense (Note D)	(543)	(222)	(321)	**	(781)	(674)	(107)	-15.9%
Net interest expense	(2,301)	(2,017)	(284)	-14.1%	(4,286)	(4,064)	(222)	-5.5%
Income from continuing operations before income taxes	32,773	37,543	(4,770)	-12.7%	17,372	47,613	(30,241)	-63.5%
Income tax expense	(9,114)	(10,178)	1,064	10.5%	(4,476)	(12,919)	8,443	65.4%
Income from continuing operations	23,659	27,365	(3,706)	-13.5%	12,896	34,694	(21,798)	-62.8%
Income (loss) from discontinued operations (Note E)	(279)	509	(788)	**	649	(307)	956	**
Net income	23,380	27,874	(4,494)	-16.1%	13,545	34,387	(20,842)	-60.6%
Net loss attributable to noncontrolling interest	33	73	(40)	-54.8%	397	337	60	17.8%
Net loss attributable to redeemable noncontrolling interest	77	—	77	**	161	—	161	**
Net income attributable to Viad	$23,490	$27,947	$(4,457)	-15.9%	$14,103	$34,724	$(20,621)	-59.4%

Amounts Attributable to Viad Common Stockholders:
Income from continuing operations	$23,769	$27,438	$(3,669)	-13.4%	$13,454	$35,031	$(21,577)	-61.6%
Income (loss) from discontinued operations (Note E)	(279)	509	(788)	**	649	(307)	956	**
Net income	$23,490	$27,947	$(4,457)	-15.9%	$14,103	$34,724	$(20,621)	-59.4%

Diluted income per common share:
Income from continuing operations attributable to Viad common shareholders	$1.16	$1.35	$(0.19)	-14.1%	$0.65	$1.72	$(1.07)	-62.2%
Income (loss) from discontinued operations attributable to Viad common shareholders	(0.01)	0.02	(0.03)	**	0.04	(0.02)	0.06	**
Net income attributable to Viad common shareholders	$1.15	$1.37	$(0.22)	-16.1%	$0.69	$1.70	$(1.01)	-59.4%

Basic income per common share:
Income from continuing operations attributable to Viad common shareholders	$1.16	$1.35	$(0.19)	-14.1%	$0.65	$1.72	$(1.07)	-62.2%
Income (loss) from discontinued operations attributable to Viad common shareholders	(0.01)	0.02	(0.03)	**	0.04	(0.02)	0.06	**
Net income attributable to Viad common shareholders (Note F)	$1.15	$1.37	$(0.22)	-16.1%	$0.69	$1.70	$(1.01)	-59.4%

Common shares treated as outstanding for income per share calculations:
Weighted-average outstanding common shares	20,209	20,140	69	0.3%	20,208	20,112	96	0.5%
Weighted-average outstanding and potentially dilutive common shares	20,436	20,364	72	0.4%	20,446	20,355	91	0.4%

** Change is greater than +/- 100 percent

VIAD CORP AND SUBSIDIARIES

TABLE ONE – NOTES TO QUARTERLY RESULTS

(UNAUDITED)

(A)

Corporate Activities — The decrease in corporate activities expense for the three and six months ended June 30, 2018 relative to 2017 was primarily due to a decrease in performance-based compensation expense.

(B)

Restructuring Charges — During the three months ended June 30, 2018, Viad recorded restructuring charges primarily related to the elimination of certain positions at GES. During the six months ended June 30, 2018, Viad recorded restructuring charges primarily related to the elimination of certain positions at GES and Pursuit. During the three and six months ended June 30, 2017, Viad recorded restructuring charges primarily related to the elimination of certain positions and facility consolidations at GES, as well as the elimination of certain positions at Viad’s corporate office.

(C)

Impairment Recoveries — The impairment recoveries recorded during the three and six months ended June 30, 2017 were related to insurance proceeds received as a partial settlement for fire damage to our Mount Royal Hotel.

(D)

Other Expense — On January 1, 2018, we adopted ASU 2017-07, which requires retrospective adoption. As a result, we recorded the nonservice cost component of net periodic benefit cost within other expense for the three and six months ended June 30, 2018, and we reclassified $0.2 million and $0.7 million from operating expenses to other expense for the three and six months ended June 30, 2017, respectively, to conform to current period presentation.

(E)

Income (Loss) from Discontinued Operations — The income from discontinued operations for the six months ended June 30, 2018 was primarily related to a favorable legal settlement related to previously sold operations.  The loss from discontinued operations for the six months ended June 30, 2017 was primarily related to an increase in reserves to resolve certain environmental matters related to previously sold operations, offset in part by a reduction in an uncertain tax position due to the lapse of statute during the 2017 second quarter.

(F)	Income per Common Share — Following is a reconciliation of net income attributable to Viad to net income allocated to Viad common shareholders:
	Three months ended June 30,				Six months ended June 30,
($ in thousands, except per share data)	2018	2017	$ Change	% Change	2018	2017	$ Change	% Change
Net income attributable to Viad	$23,490	$27,947	$(4,457)	-15.9%	$14,103	$34,724	$(20,621)	-59.4%
Less: Allocation to nonvested shares	(222)	(345)	123	35.7%	(139)	(442)	303	68.6%
Adjustment to the redemption value of redeemable noncontrolling interest	(52)	—	(52)	**	(90)	—	(90)	**
Net income allocated to Viad common shareholders	$23,216	$27,602	$(4,386)	-15.9%	$13,874	$34,282	$(20,408)	-59.5%

Weighted-average outstanding common shares	20,209	20,140	69	0.3%	20,208	20,112	96	0.5%

Basic income per common share attributable to Viad common shareholders	$1.15	$1.37	$(0.22)	-16.1%	$0.69	$1.70	$(1.01)	-59.4%

** Change is greater than +/- 100 percent

VIAD CORP AND SUBSIDIARIES

TABLE TWO – NON-GAAP FINANCIAL MEASURES

(UNAUDITED)

IMPORTANT DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES

This document includes the presentation of “Income/(Loss) Before Other Items”, “Adjusted EBITDA”, “Adjusted Segment EBITDA” and “Adjusted Segment Operating Income/(Loss)”, which are supplemental to results presented under accounting principles generally accepted in the United States of America (“GAAP”) and may not be comparable to similarly titled measures presented by other companies.  These non-GAAP measures are utilized by management to facilitate period-to-period comparisons and analysis of Viad’s operating performance and should be considered in addition to, but not as substitutes for, other similar measures reported in accordance with GAAP.  The use of these non-GAAP financial measures is limited, compared to the GAAP measure of net income attributable to Viad, because they do not consider a variety of items affecting Viad’s consolidated financial performance as reconciled below.  Because these non-GAAP measures do not consider all items affecting Viad’s consolidated financial performance, a user of Viad’s financial information should consider net income attributable to Viad as an important measure of financial performance because it provides a more complete measure of the Company’s performance.

Income/(Loss) Before Other Items and Adjusted Segment Operating Income/(Loss) are considered useful operating metrics, in addition to net income attributable to Viad, as potential variations arising from non-operational expenses/income are eliminated, thus resulting in additional measures considered to be indicative of Viad’s performance. Management believes that the presentation of Adjusted EBITDA and Adjusted Segment EBITDA provide useful information to investors regarding Viad’s results of operations for trending, analyzing and benchmarking the performance and value of Viad’s business.  Management also believes that the presentation of Adjusted Segment EBITDA for acquisitions and other major capital projects enables investors to assess how effectively management is investing capital into major corporate development projects, both from a valuation and return perspective.

	Three months ended June 30,				Six months ended June 30,
($ in thousands)	2018	2017	$ Change	% Change	2018	2017	$ Change	% Change
Income before other items:
Net income attributable to Viad	$23,490	$27,947	$(4,457)	-15.9%	$14,103	$34,724	$(20,621)	-59.4%
(Income) loss from discontinued operations attributable to Viad	279	(509)	788	**	(649)	307	(956)	**
Income from continuing operations attributable to Viad	23,769	27,438	(3,669)	-13.4%	13,454	35,031	(21,577)	-61.6%
Restructuring charges, pre-tax	662	168	494	**	824	562	262	46.6%
Impairment recoveries, pre-tax	(35)	(2,247)	2,212	98.4%	(35)	(4,631)	4,596	99.2%
Acquisition-related costs and other non-recurring expenses, pre-tax (Note A)	381	83	298	**	821	949	(128)	-13.5%
Tax expense (benefit) on above items	(231)	616	(847)	**	(364)	864	(1,228)	**
Favorable tax matters	—	(1,198)	1,198	-100.0%	—	(1,198)	1,198	-100.0%
Net income attributable to FlyOver Iceland noncontrolling interest	(77)	—	(77)	**	(161)	—	(161)	**
Income before other items	$24,469	$24,860	$(391)	-1.6%	$14,539	$31,577	$(17,038)	-54.0%

(per diluted share)
Income before other items:
Net income attributable to Viad	$1.15	$1.37	$(0.22)	-16.1%	$0.69	$1.70	$(1.01)	-59.4%
(Income) loss from discontinued operations attributable to Viad	0.01	(0.02)	0.03	**	(0.04)	0.02	(0.06)	**
Income from continuing operations attributable to Viad	1.16	1.35	(0.19)	-14.1%	0.65	1.72	(1.07)	-62.2%
Restructuring charges, pre-tax	0.03	0.01	0.02	**	0.04	0.03	0.01	33.3%
Impairment recoveries, pre-tax	—	(0.11)	0.11	-100.0%	—	(0.23)	0.23	-100.0%
Acquisition-related costs and other non-recurring expenses, pre-tax (Note A)	0.02	—	0.02	**	0.04	0.05	(0.01)	-20.0%
Tax expense (benefit) on above items	(0.01)	0.03	(0.04)	**	(0.01)	0.04	(0.05)	**
Favorable tax matters	—	(0.06)	0.06	-100.0%	—	(0.06)	0.06	-100.0%
Net income attributable to FlyOver Iceland noncontrolling interest	—	—	—	**	(0.01)	—	(0.01)	**
Income before other items	$1.20	$1.22	$(0.02)	-1.6%	$0.71	$1.55	$(0.84)	-54.2%

($ in thousands)
Adjusted EBITDA:
Net income attributable to Viad	$23,490	$27,947	$(4,457)	-15.9%	$14,103	$34,724	$(20,621)	-59.4%
(Income) loss from discontinued operations attributable to Viad	279	(509)	788	**	(649)	307	(956)	**
Impairment recoveries, pre-tax	(35)	(2,247)	2,212	98.4%	(35)	(4,631)	4,596	99.2%
Interest expense	2,354	2,059	295	14.3%	4,423	4,164	259	6.2%
Income tax expense	9,114	10,178	(1,064)	-10.5%	4,476	12,919	(8,443)	-65.4%
Depreciation and amortization	15,115	14,522	593	4.1%	28,178	26,666	1,512	5.7%
Other noncontrolling interest	(54)	(41)	(13)	-31.7%	18	42	(24)	-57.1%
Adjusted EBITDA	$50,263	$51,909	$(1,646)	-3.2%	$50,514	$74,191	$(23,677)	-31.9%

** Change is greater than +/- 100 percent

VIAD CORP AND SUBSIDIARIES

TABLE TWO – NON-GAAP FINANCIAL MEASURES (CONTINUED)

(UNAUDITED)

(A)	Acquisition-related costs and other non-recurring expenses include:
	Three months ended June 30,				Six months ended June 30,
	2018	2017	$ Change	% Change	2018	2017	$ Change	% Change
Acquisition integration costs - GES[1]	$69	$(30)	$99	**	$130	$95	$35	36.8%
Acquisition integration costs - Pursuit[1]	—	79	(79)	-100.0%	—	167	(167)	-100.0%
Acquisition transaction-related costs - Pursuit[1]	56	—	56	**	68	188	(120)	-63.8%
Acquisition transaction-related costs - Corporate[2]	50	34	16	47.1%	186	499	(313)	-62.7%
FlyOver Iceland start-up costs[1]	206	—	206	**	437	—	437	**
Acquisition-related and other non-recurring expenses, pre-tax	$381	$83	$298	**	$821	$949	$(128)	-13.5%

1 Included in segment operating income (loss)

2 Included in corporate activities

** Change is greater than +/- 100 percent

VIAD CORP AND SUBSIDIARIES

TABLE TWO – NON-GAAP FINANCIAL MEASURES (CONTINUED)

(UNAUDITED)

Organic - The term “organic” is used within this document to refer to results without the impact of exchange rate variances and acquisitions, if any, until such acquisitions are included in the entirety of both comparable periods.  The impact of exchange rate variances (or “FX Impact”) is calculated as the difference between current period activity translated at the current period’s exchange rates and the comparable prior period’s exchange rates.  Management believes that the presentation of “organic” results permits investors to better understand Viad’s performance without the effects of exchange rate variances or acquisitions.

	Three months ended June 30, 2018				Three months ended June 30, 2017
($ in thousands)	As Reported	Acquisitions (Note A)	FX Impact	Organic	As Reported	Acquisitions (Note A)	Organic
Viad Consolidated:
Revenue	$363,677	$—	$5,469	$358,208	$364,774	$—	$364,774
Net income attributable to Viad	$23,490				$27,947
Net loss attributable to noncontrolling interest	(33)				(73)
Net loss attributable to redeemable noncontrolling interest	(77)				—
(Income) loss from discontinued operations	279				(509)
Income tax expense	9,114				10,178
Net interest expense	2,301				2,017
Other expense	543				222
Impairment recoveries	(35)				(2,247)
Restructuring charges	662				168
Corporate activities expense	2,535				2,920
Corporate eliminations	(17)				(16)
Segment operating income (loss)	$38,762	$(206)	$534	$38,434	$40,607	$—	$40,607
FlyOver Iceland start-up costs	206	206	—	—	—	—	—
Integration costs	69	—	—	69	49	—	49
Acquisition transaction-related costs	56	—	3	53	—	—	—
Adjusted segment operating income	39,093	—	537	38,556	40,656	—	40,656
Segment depreciation	12,207	—	198	12,009	11,220	—	11,220
Segment amortization	2,852	—	33	2,819	3,253	—	3,253
Adjusted Segment EBITDA	$54,152	$—	$768	$53,384	$55,129	$—	$55,129
Adjusted segment operating margin	10.7%		9.8%	10.8%	11.1%		11.1%
Adjusted segment EBITDA margin	14.9%		14.0%	14.9%	15.1%		15.1%

GES:
Revenue	$315,322	$—	$4,478	$310,844	$320,109	$—	$320,109
Segment operating income	$29,005	$—	$364	$28,641	$30,669	$—	$30,669
Integration costs	69	—	—	69	(30)	—	(30)
Adjusted segment operating income	29,074	—	364	28,710	30,639	—	30,639
Depreciation	7,268	—	95	7,173	6,638	—	6,638
Amortization	2,400	—	18	2,382	2,799	—	2,799
Adjusted Segment EBITDA	$38,742	$—	$477	$38,265	$40,076	$—	$40,076
Adjusted segment operating margin	9.2%		8.1%	9.2%	9.6%		9.6%
Adjusted segment EBITDA margin	12.3%		10.7%	12.3%	12.5%		12.5%

GES U.S.:
Revenue	$241,239	$—	$—	$241,239	$242,031	$—	$242,031
Segment operating income	$20,838	$—	$—	$20,838	$21,320	$—	$21,320
Integration costs	69	—	—	69	(59)	—	(59)
Adjusted segment operating income	20,907	—	—	20,907	21,261	—	21,261
Depreciation	5,462	—	—	5,462	4,987	—	4,987
Amortization	2,095	—	—	2,095	2,370	—	2,370
Adjusted Segment EBITDA	$28,464	$—	$—	$28,464	$28,618	$—	$28,618
Adjusted segment operating margin	8.7%			8.7%	8.8%		8.8%
Adjusted segment EBITDA margin	11.8%			11.8%	11.8%		11.8%

VIAD CORP AND SUBSIDIARIES

TABLE TWO – NON-GAAP FINANCIAL MEASURES (CONTINUED)

(UNAUDITED)

	Three months ended June 30, 2018				Three months ended June 30, 2017
($ in thousands)	As Reported	Acquisitions (Note A)	FX Impact	Organic	As Reported	Acquisitions (Note A)	Organic
GES International:
Revenue	$80,429	$—	$4,478	$75,951	$85,283	$—	$85,283
Segment operating income	$8,167	$—	$364	$7,803	$9,349	$—	$9,349
Integration costs	—	—	—	—	29	—	29
Adjusted segment operating income	8,167	—	364	7,803	9,378	—	9,378
Depreciation	1,806	—	95	1,711	1,651	—	1,651
Amortization	305	—	18	287	429	—	429
Adjusted Segment EBITDA	$10,278	$—	$477	$9,801	$11,458	$—	$11,458
Adjusted segment operating margin	10.2%		8.1%	10.3%	11.0%		11.0%
Adjusted segment EBITDA margin	12.8%		10.7%	12.9%	13.4%		13.4%

Pursuit:
Revenue	$48,355	$—	$991	$47,364	$44,665	$—	$44,665
Segment operating income (loss)	$9,757	$(206)	$170	$9,793	$9,938	$—	$9,938
Integration costs	—	—	—	—	79	—	79
Acquisition transaction-related costs	56	—	3	53	—	—	—
FlyOver Iceland start-up costs	206	206	—	—	—	—	—
Adjusted segment operating income	10,019	—	173	9,846	10,017	—	10,017
Depreciation	4,939	—	103	4,836	4,582	—	4,582
Amortization	452	—	15	437	454	—	454
Adjusted Segment EBITDA	$15,410	$—	$291	$15,119	$15,053	$—	$15,053
Adjusted segment operating margin	20.7%		17.5%	20.8%	22.4%		22.4%
Adjusted segment EBITDA margin	31.9%		29.4%	31.9%	33.7%		33.7%

(A)	Acquisitions include FlyOver Iceland (acquired November 2017) for Pursuit.

VIAD CORP AND SUBSIDIARIES

TABLE TWO – NON-GAAP FINANCIAL MEASURES (CONTINUED)

(UNAUDITED)

ADDITIONAL NON-GAAP FINANCIAL MEASURES

(per diluted share)	2017
Income (loss) before other items:	Q1	Q2	Q3	Q4	Full Year
Net income (loss) attributable to Viad	$0.33	$1.37	$2.19	$(1.07)	$2.83
(Income) loss from discontinued operations attributable to Viad	0.04	(0.02)	—	(0.01)	0.01
Income (loss) from continuing operations attributable to Viad	0.37	1.35	2.19	(1.08)	2.84
Restructuring charges, pre-tax	0.02	0.01	0.01	0.01	0.05
Impairment recoveries pre-tax	(0.12)	(0.11)	(1.20)	—	(1.43)
Acquisition-related costs and other non-recurring expenses, pre-tax	0.04	—	0.01	0.01	0.06
Tax expense on above items	0.02	0.03	0.32	—	0.37
Charge related to Tax Reform	—	—	—	0.80	0.79
Favorable tax matters	—	(0.06)	—	—	(0.06)
Income (loss) before other items	$0.33	$1.22	$1.33	$(0.26)	$2.62

	Q3 2017			FY 2017
Adjusted segment operating income (loss) and adjusted segment EBITDA:	GES	Pursuit	Viad	GES	Pursuit	Viad
Net income attributable to Viad			$44,657			$57,707
Net income attributable to noncontrolling interest			1,084			523
Net loss attributable to redeemable noncontrolling interest			—			(46)
Loss from discontinued operations			101			268
Income tax expense			20,010			45,898
Net interest expense			2,043			7,985
Other expense, pre-tax			248			2,028
Impairment recoveries, pre-tax			(24,467)			(29,098)
Restructuring charges, pre-tax			255			1,004
Corporate activities expense			4,425			12,396
Corporate eliminations			(18)			(67)
Segment operating income (loss)	$(5,522)	$53,860	$48,338	$50,731	$47,867	$98,598
FlyOver Iceland start-up costs	—	—	—	—	125	125
Integration costs	20	5	25	161	174	335
Acquisition transaction-related costs	—	—	—	—	200	200
Adjusted segment operating income (loss)	(5,502)	53,865	48,363	50,892	48,366	99,258
Segment depreciation	6,691	5,794	12,485	26,444	16,065	42,509
Segment amortization	2,715	586	3,301	10,819	1,589	12,408
Adjusted segment EBITDA	$3,904	$60,245	$64,149	$88,155	$66,020	$154,175